
                                                                   EXHIBIT 10.62

                                FUNDING AGREEMENT

                                 BY AND BETWEEN

                              MONROE HOSPITAL, LLC

                                       AND

                             MPT OF BLOOMINGTON, LLC

                          DATED AS OF OCTOBER 7, 2005.

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                                TABLE OF CONTENTS

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                                                                                                            Page
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
ARTICLE I DEFINED TERMS...................................................................................    1

 SECTION 1.01 CERTAIN DEFINED TERMS.......................................................................    1

 SECTION 1.02 SINGULAR AND PLURAL TERMS...................................................................    5

 SECTION 1.03 ACCOUNTING TERMS............................................................................    5

 SECTION 1.04 AMENDMENTS TO DOCUMENTS.....................................................................    5

ARTICLE II DISBURSEMENTS..................................................................................    5

 SECTION 2.01 DISBURSEMENT PROCEDURE......................................................................    5

 SECTION 2.02 DIRECT FUNDING..............................................................................    8

 SECTION 2.03 REPRESENTATIONS AND WARRANTIES..............................................................    8

 SECTION 2.04 ADDITIONAL INFORMATION......................................................................    8

CONDITIONS TO FUNDING.....................................................................................    8

 SECTION 3.01 TRANSACTION DOCUMENTS.......................................................................    8

 SECTION 3.02 EXECUTION OF DOCUMENTS......................................................................    9

 SECTION 3.03 TITLE INSURANCE.............................................................................    9

 SECTION 3.04 DOCUMENTS TO BE FURNISHED BY MONROE PRIOR TO EACH FUNDING...................................    9

 SECTION 3.05 CONTINUED SATISFACTION OF DUTIES, REPRESENTATIONS AND WARRANTIES AND COVENANTS..............    9

 SECTION 3.06 DISBURSEMENTS FOR MATERIALS STORED FOR FUTURE USE...........................................   10

 SECTION 3.07 DISBURSEMENTS FOR TENANT IMPROVEMENTS.......................................................   10

 SECTION 3.08 ASSIGNMENT OF CONTRACTS.....................................................................   10

ARTICLE IV REPRESENTATIONS AND WARRANTIES.................................................................   11

 SECTION 4.01 MONROE'S EXISTENCE AND OWNERSHIP............................................................   11

 SECTION 4.02 VIOLATIONS OR ACTIONS PENDING...............................................................   11

 SECTION 4.03 FINANCIAL STATEMENTS........................................................................   11

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
 SECTION 4.04 COMPLIANCE WITH LAWS AND REGULATIONS, LEASE AGREEMENT AND DEVELOPMENT AGREEMENT.............   12

 SECTION 4.05 ROADS AND UTILITIES.........................................................................   12

 SECTION 4.06 CONDEMNATION................................................................................   12

 SECTION 4.07 ACCURACY OF DOCUMENTS.......................................................................   12

 SECTION 4.08 ENVIRONMENTAL AND HEALTHCARE MATTERS........................................................   12

 SECTION 4.09 AGREEMENTS..................................................................................   13

 SECTION 4.10 ACCURATE AND COMPLETE DISCLOSURE............................................................   13

 SECTION 4.11 CONTINUING EFFECTIVENESS....................................................................   13

ARTICLE V COVENANTS OF MONROE.............................................................................   13

 SECTION 5.01 CONSTRUCT IMPROVEMENTS......................................................................   13

 SECTION 5.02 USE OF PROCEEDS.............................................................................   14

 SECTION 5.03 LIENS AND ENCUMBRANCES......................................................................   14

 SECTION 5.04 TAXES.......................................................................................   14

 SECTION 5.05 INSURANCE...................................................................................   14

 SECTION 5.06 DEFICIENCIES................................................................................   15

 SECTION 5.07 REPORTS AND NOTICES.........................................................................   15

 SECTION 5.08 BOOKS AND RECORDS...........................................................................   15

 SECTION 5.09 ACCESS AND PROMOTION........................................................................   15

 SECTION 5.10 CHANGES TO THE SITE PLAN AND PLANS AND SPECIFICATIONS.......................................   15

 SECTION 5.11 LIST OF CONTRACTORS, SUBCONTRACTORS, AND MATERIALMEN........................................   15

 SECTION 5.12 LIEN WAIVER.................................................................................   16

 SECTION 5.13 SPECIFIC AGREEMENTS.........................................................................   16

 SECTION 5.14 OWNERSHIP OF PERSONALTY.....................................................................   16

 SECTION 5.15 COMPLY WITH OTHER TRANSACTION DOCUMENTS.....................................................   16

 SECTION 5.16 APPRAISALS..................................................................................   16

 SECTION 5.17 OTHER ACTS..................................................................................   16

 SECTION 5.18 CONSTRUCTION CONTRACTS......................................................................   16

ARTICLE VI EVENTS OF DEFAULT..............................................................................   17

 SECTION 6.01 ASSIGNMENT OR CONVEYANCE....................................................................   17

 SECTION 6.02 VOLUNTARY INSOLVENCY PROCEEDINGS............................................................   17

 SECTION 6.03 INVOLUNTARY INSOLVENCY PROCEEDINGS..........................................................   17

 SECTION 6.04 TRANSFER....................................................................................   17

 SECTION 6.05 FORECLOSURES OR LIENS.......................................................................   17

 SECTION 6.06 CASUALTY LOSS...............................................................................   18

 SECTION 6.07 MISREPRESENTATION...........................................................................   18

 SECTION 6.08 FAILURE TO COMPLETE IMPROVEMENTS............................................................   18

 SECTION 6.09 FAILURE TO INSURE...........................................................................   18

 SECTION 6.10 FAILURE TO PERFORM OBLIGATIONS..............................................................   18

 SECTION 6.11 MATERIALLY ADVERSE CHANGE...................................................................   19

 SECTION 6.12 CROSS DEFAULTS..............................................................................   19

ARTICLE VII REMEDIES UPON DEFAULT.........................................................................   19

 SECTION 7.01 REMEDIES OF OWNER...........................................................................   19

 SECTION 7.02 FAILURE TO EXERCISE REMEDIES................................................................   20

ARTICLE VIII MISCELLANEOUS................................................................................   20

 SECTION 8.01 THIS AGREEMENT PART OF TRANSACTION DOCUMENTS................................................   20

 SECTION 8.02 EXCLUSIVENESS...............................................................................   21

 SECTION 8.03 NOTICE......................................................................................   21

 SECTION 8.04 MODIFICATION AND WAIVER.....................................................................   21

 SECTION 8.05 MATERIALITY.................................................................................   21

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
 SECTION 8.06 HEADING.....................................................................................   21

 SECTION 8.07 SEVERABILITY................................................................................   21

 SECTION 8.08 COUNTERPARTS................................................................................   21

 SECTION 8.09 ASSIGNABILITY...............................................................................   21

 SECTION 8.10 NO AGENCY RELATIONSHIP......................................................................   22

 SECTION 8.11 WAIVER......................................................................................   22

 SECTION 8.12 COSTS AND EXPENSES..........................................................................   22

 SECTION 8.13 ATTORNEYS' FEES.............................................................................   23

 SECTION 8.14 WARRANT OF ATTORNEY.........................................................................   23

 SECTION 8.15 CONSEQUENTIAL DAMAGES.......................................................................   23

 SECTION 8.16 GOVERNING LAW...............................................................................   23

 SECTION 8.17 JURISDICTION AND VENUE......................................................................   23

 SECTION 8.18 WAIVER OF JURY TRIAL........................................................................   24

                                    EXHIBITS

EXHIBIT A LEGAL DESCRIPTION OF PROPERTY

EXHIBIT B BUDGET

EXHIBIT C THIRD PARTY AGREEMENTS

                                FUNDING AGREEMENT

      THIS FUNDING AGREEMENT (this "Agreement") is dated as of October 7, 2005, among MONROE HOSPITAL, LLC, an Indiana limited liability company ("Monroe") whose address is 2497 Cota Drive, Bloomington, Indiana 47403,
Attention: Kamal K. Tiwari, M.D., and MPT OF BLOOMINGTON, LLC, a Delaware limited liability company ("Owner"), whose address is 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, Attention: Michael G. Stewart, Esq.

                              W I T N E S S E T H

      WHEREAS, Monroe has entered into that certain Lease Agreement dated as of the date hereof (the "Lease Agreement"), between Monroe, as lessee, and Owner, as lessor;

      WHEREAS, Monroe and Owner have entered into the Development Agreement with Developer (each defined below), concerning the construction of the Improvements, which Improvements shall be leased by Owner to Monroe pursuant to the Lease Agreement;

      WHEREAS, Owner has agreed to fund the construction of such Improvements on the terms and conditions herein contained.

      NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

SECTION 1.01 CERTAIN DEFINED TERMS. Certain capitalized terms used herein shall have the respective meanings:

"Applicable Environmental Law" shall mean any applicable federal, state or local law, rule or regulation pertaining to health or the environment, or petroleum products, or radon radiation, or oil or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and the Federal Emergency Planning and Community Right-To-Know Act of 1986, as amended. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste," disposal," "dispose," and "disposed" shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein prospectively from and after the date of such amendments; notwithstanding the foregoing, provided, to the extent that the laws of the state in which the Property is located establish a meaning for "hazardous substance" or "release" which is broader than that specified in CERCLA, as CERCLA may be amended from time to time, or a meaning for "solid waste," "disposal," and "disposed" which is broader than specified in RCRA, as RCRA may be amended from time to time, such broader meanings under said state law shall apply in all matters relating to the laws of such State.

"Applicable Healthcare Laws" shall mean all rules and regulations under the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C. Section 1320a-7a(b)), the Ethics in Patient Referrals Act of 1989, as amended (Stark Law) (42 U.S.C. 1395nn), the Civil Money Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. 1347), Wire Fraud (18 U.S.C. 1343), Theft or Embezzlement (18 U.S.C. 669), False Statements (18 U.S.C. 1001), False Statements (19 U.S.C. 1035), and Patient Inducement Statute, and equivalent state statutes and any and all rules or regulations promulgated by governmental entities with respect to any of the foregoing.

"Assignment of Construction Documents" shall mean that certain Assignment of Construction and Development Documents of even date herewith from Monroe and Developer in favor of Owner.

"Budget" shall mean the detailed line item cost budget attached hereto as EXHIBIT B setting forth total estimated costs with respect to the Property and the construction of the Improvements.

"Business" shall mean the operation of the Leased Property and conducting the operation of a business therefrom in accordance with the terms of the Lease Agreement.

"Complete" or "Completed" shall mean (i) that Owner has received a certificate from the Project architect that the construction of the Project has been substantially completed in accordance with the Plans and Specifications, which certificate shall be in form and substance satisfactory to Owner and shall include the written approval of the Construction Inspector noted thereon and
(ii) that Owner has received evidence that appropriate governmental authorities have unconditionally approved and certified the completed Improvements in their entirety for permanent occupancy as an acute-care hospital.

"Construction Contract" shall mean the guaranteed maximum price construction contract between Monroe and The Robins & Morton Group dated June 24, 2005, which has been approved in writing by Owner.

"Construction Inspector" shall mean Laura Huber, or such other architect, engineer or other inspector selected by Owner, in Owner's discretion, to assist Owner in connection with the construction of the Improvements, including but not limited to, reviewing Plans and Specifications, making inspections of the progress of construction of the Improvements for purposes of funding, and advising Owner with respect to other matters relating to the Property and Improvements as Owner may request in its discretion.

"Credit Enhancements" shall have the meaning set forth in the Lease Agreement.

"Default" shall mean the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

"Developer" shall mean Monroe Hospital Development, LLC, an Indiana limited liability company.

"Development Agreement" shall mean the Development Agreement between Monroe and Developer dated of even date herewith, with respect to the construction of the Improvements.

"Development Guaranty" shall mean that certain Development Guaranty executed by the Guarantor of even date herewith.

"Event of Default" shall mean an "Event of Default" as defined in Article VI of this Agreement. Such term shall mean that any required notice has been given and any applicable cure period has expired, except as otherwise expressly provided in the last paragraph of such Article VI.

"Funding" shall mean a disbursement of funds by Owner for purposes of funding the construction and development of the Improvements, and shall include the Initial Funding.

"GAAP" shall mean generally accepted accounting principles, consistently applied.

"General Contractor" shall mean The Robins & Morton Group, or such other general contractor(s) selected by Monroe and submitted to and approved by Owner.

"Guarantor" shall mean Surgical Development Partners, LLC, an Ohio limited liability company.

"Improvements" shall mean the hospital facility (the "Hospital Improvements") as shown on the Site Plan, including all buildings, improvements, structures and fixtures, landscaping, parking lots and structures, roads, drainage and all above ground and under ground utility structures equipment systems and other so-called "infrastructure" improvements for use in connection therewith.

"Indemnity Agreement" shall mean the Environmental Indemnity Agreement of even date herewith from Monroe in favor of Owner.

"Initial Funding" shall mean the initial funding hereunder as set forth in the loan closing statement signed by Monroe and submitted to and approved by Owner on or about the date of this Agreement.

"Land" shall mean that certain real property located in Bloomington, Monroe County, Indiana, consisting of approximately twelve (12) acres, as more particularly described on EXHIBIT A attached hereto and incorporated herein by reference.

"Lease Agreement" shall mean that certain Lease Agreement dated the date hereof between Monroe and Owner with respect to the Improvements on the Property.

"Leased Property" shall have the meaning set forth in the Lease Agreement.

"Overdue Rate" shall have the meaning set forth in the Lease Agreement.

"Person" shall mean an individual, firm, corporation, partnership, limited liability company or other legal entity.

"Plans and Specifications" shall mean the plans and specifications for the Improvements prepared by Johnson Johnson Crabtree Architects, P.C., and dated November 24, 2004.

"Project Completion Date" shall mean (a) October 1, 2006, or (b) as to any Improvements to be occupied by a Tenant Lease, the date required by such Tenant Lease, whichever first occurs.

"Project" shall mean the Property and Improvements.

"Property" shall mean Monroe's leasehold interest in the Land, as more particularly described in the Lease Agreement.

"Purchase Agreement" shall mean that certain Purchase and Sale Agreement dated October ___, 2005 among Monroe, Southern Indiana Medical Park II, LLC, an Indiana limited liability company, Owner, and MPT Operating Partnership, L.P., a Delaware limited partnership.

"Retainage" shall mean the retainage required by the general construction contract between Monroe and General Contractor (to be submitted to and approved by Owner), together with change orders with respect thereto which are approved in writing by Owner.

"Single Purpose Entity" shall mean an entity which (i) exists solely for the purpose of owning, and/or leasing all or any portion of the Leased Property and conducting the operation of the Business, (ii) conducts business only in its own name, (iii) does not engage in any business other than the ownership and/or leasing of all or any portion of the Leased Property and the operation of the Business, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest in the Leased Property and the other assets incident to the operation of the Business, (v) does not have any debt other than as permitted by the Lease Agreement or arising in the ordinary course of the Business and does not guarantee or otherwise obligate itself with respect to the debts of any other person or entity, other than as approved by Owner, (vi) has its own separate books, records, accounts, financial statements and tax returns (with no commingling of funds or assets), (vii) holds itself out as being a company separate and apart from any other entity, and (viii) maintains all corporate formalities independent of any other entity.

"Site Plan" shall mean Monroe's site plan of the Improvements dated June 18, 2005, prepared by Smith Neubecker & Associates, Inc.

"Tenants" shall mean the lessees or tenants under the Tenant Leases, if any.

"Tenant Leases" refers to all leases, subleases and other rental agreements (written or verbal, now or hereafter in effect), if any, that grant a possessory interest in and to any space in or any part of the Leased Property, or that otherwise have rights with regard to the Leased Property, and all Credit Enhancements, if any, held in connection therewith.

"Tenant Improvements" refers to the interior partitions, finishes and other tenant improvement work in and for each suite of space in the Leased Property leased to a Tenant as required or permitted under the Tenant Leases.

"Third Party Agreements" shall mean those certain agreements with respect to the development and construction of the Improvements, including the agreement with the General Contractor, which agreements are listed on EXHIBIT C hereto.

"Title Company" shall mean First American Title Insurance Company.

"Total Funding Amount" shall mean $35,500,000.

"Transaction Document or "Transaction Documents" shall mean this Agreement, the Lease Agreement, the Third Party Agreements, the Development Agreement, the Development Guaranty, the Assignment of Construction Documents and the Purchase Agreement and any and all other instruments or documents heretofore or hereafter executed and delivered in connection with any of the foregoing or the transactions contemplated thereby, together with any and all extensions, modifications and/or renewals of any of the foregoing.

SECTION 1.02 SINGULAR AND PLURAL TERMS. Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

SECTION 1.03 ACCOUNTING TERMS. All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise defined.

SECTION 1.04 AMENDMENTS TO DOCUMENTS. All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

                                   ARTICLE II
                                  DISBURSEMENTS

SECTION 2.01 DISBURSEMENT PROCEDURE. Subject to the terms and conditions hereof and based upon the representations set forth herein, Owner agrees to disburse to or on behalf of Monroe or the Developer the costs of the Land and the construction of the Improvements thereon, in an aggregate amount not to exceed the Total Funding Amount. Subject to compliance by Monroe with all of the provisions of this Agreement, the Initial Funding (approximately $4,865,333.00) will be disbursed at Closing (as herein defined), and the remainder of the Total Funding Amount shall be disbursed in Fundings at such time and in such amounts as Owner shall determine in accordance with the following procedures:

      (a) Not less than fifteen (15) business days before the date on which Monroe desires a Funding, Monroe shall submit to Owner an application for payment in form satisfactory to Owner, which shall include (i) the Budget, (ii) computer schedules of all payroll, invoices and subcontractor pay requests,
(iii) duly executed and acknowledged sworn statements of the General Contractor showing all subcontractors with whom Monroe, Developer and/or General Contractor have entered into subcontracts, or with whom Monroe, Developer or General Contractor shall have any dealings with respect to construction of the Improvements, the amount of each such subcontract, the work to be paid with the proceeds of any prior Fundings, the amount to be paid to each subcontractor from such Funding, together with similar sworn statements from all such subcontractors, (iv) duly executed waivers of mechanics' and material suppliers' liens and claims from the General Contractor and all subcontractors, establishing satisfaction of the payment requested by the General Contractor in the application for payment conditioned on receipt of such payment, and (v) such other information, documentation and materials as the Owner or the Construction Inspector may require. The accuracy of the application for payment shall be certified in writing to Owner by Monroe and Monroe's architect and, in the case of construction of the Improvements by the General Contractor, by the General Contractor. Monroe appoints Surgical Development Partners, LLC, as its agent(s) to make disbursement requests. All disbursement requests shall require approval of Owner's appointed agent. Monroe may hereafter by written notice to Owner appoint one or more other agents or change agents to make disbursement requests, provided any such notice is not effective until actually received by Owner. Owner appoints Kathy Brewer, as its agent to receive such disbursement requests.

      (b) The completed construction work with respect to the Improvements to the date of costs included in any request for a Funding must be reviewed and approved by the Construction Inspector as a condition to funding. Monroe will contact the Construction Inspector and coordinate delivery of Monroe's requisition with an inspection by the Construction Inspector in order to allow the Construction Inspector to review the completed construction work for which costs are included in Monroe's requisition. The Construction Inspector will review and certify to Owner his opinion of the percentage of completion, compliance with Plans and Specifications and the maximum allowable Funding applicable thereto, which shall be determined in accordance with the following subsections.

      (c) A maximum Funding (except in the case of the Final Funding, as herein defined) will equal nonconstruction expenses actually incurred within the amounts set forth in the Budget (as reallocated from time to time in accordance with subparagraph (d), below), plus the lesser of (i) the actual cost of the completed construction of the Improvements, or (ii) Owner-approved scheduled value of each completed portion of the Improvements (as set forth in the Budget and schedule of values prepared by the Developer which must be submitted to and approved by Owner), but no Funding for duplication of work for which funds were previously disbursed, work that does not conform in all material respects to the Plans and Specifications, or work that is unsatisfactory in the reasonable opinion of the Construction Inspector or unavailable for review by the Construction Inspector, less: (1) the Retainage and (2) the amounts previously disbursed by Owner.

      (d) Any Funding for costs on each line item shown in the Budget only up to the amount set forth in the Budget for such line item. A reallocation among line items may be made upon the prior written consent of Owner; provided, however, that there shall be no reallocation of items which would cause the actual cost of the Improvements to exceed the guaranteed maximum price set forth in the Construction Contract with the General Contractor. Notwithstanding the foregoing, no Funding from hard cost categories to soft cost categories or from interest to other categories shall be permitted except in Owner's sole discretion. No Funding will be made for materials stored for future use except in accordance with Sections 3.06 hereof. Notwithstanding any provision hereof, so long as the guaranteed maximum price set forth in the Construction Contract is not exceeded, nothing contained in this Section 2.01(d) shall prohibit the General Contractor from reallocating among costs, trade categories, allowances, contingencies or other items pursuant to Article 5 of the Construction Contract.

      (e) No Funding will be made for deposits for materials and/or services stored for future use except in accordance with Sections 3.06 hereof.

      (f) Notwithstanding the foregoing, Owner shall not be required to make a Funding more than once each month, and Owner reserves the right to limit the total amount disbursed hereunder at any time to an amount which, when deducted from the Total Funding Amount, leaves a balance to be disbursed equal to or greater than the cost of completion of the Improvements and payment of remaining nonconstruction expenses (including funding of reserve funds or deposits if required by this Agreement) plus the Retainage under any contract for which the conditions herein for release have not been satisfied, all as reasonably determined by Owner from time to time. Owner shall be entitled to retain at all times as undisbursed funds an amount sufficient to pay all construction and nonconstruction costs relating to construction of the Improvements, as reasonably estimated by Owner, including, but not limited to, amounts to become due pursuant to construction contracts and equipment purchase contracts, amounts to complete the Improvements but not yet included in any such contract, maintenance bond and completion bond payments, estimated interest costs in excess of anticipated cash available for debt service prior to the anticipated date the Improvements will be completed and will achieve earnings sufficient to cover operating expenses and debt service, estimated post-closing fees and expenses of Owner and its counsel, estimated permit and license fees, estimated architectural and engineering fees of Monroe and the Construction Inspector, and estimated recording and title insurance costs, all to the extent reasonably anticipated to be incurred after closing.

      (g) No Fundings shall be made after the Project Completion Date, except in Owner's discretion.

      (h) The line items on the Budget designated as "Developer Fee" ($750,000.00) will be disbursed as follows: (i) fifty percent (50%) of the Developer Fee will be disbursed upon the execution of the Development Agreement, forty percent (40%) of such fees will be disbursed in equal monthly installments beginning with the second (2nd) Funding and (ii) the remaining ten percent (10%) will be disbursed at the time of the Final Funding. In addition, the Developer Bonus (as defined in Article 6 of the Development Agreement), shall be paid as provided in the Development Agreement.

      (i) The Retainage and any other amounts not previously funded shall be funded (the "Final Funding") promptly upon the occurrence of all of the following (i) the satisfactory completion (as determined by Monroe and Owner) of all construction work under the Construction Contract, (ii) the Owner has received a certificate from the Project architect that the construction of the Project has been substantially completed in accordance with the Plans and Specifications, which certificate shall be in form and substance satisfactory to Owner and shall include the written approval of the Construction Inspector noted thereon, (iii) Owner has received evidence that appropriate governmental authorities have unconditionally approved and certified the Completed Improvements in their entirety for permanent occupancy as an acute-care hospital; (iv) the Owner has received evidence satisfactory to Owner that the Completed Improvements are free of all mechanic's and materialmen's liens, (v) Monroe has obtained and delivered to Owner an "as built" ALTA survey prepared by an engineer or surveyor licensed in the State of Indiana in form and content acceptable to Owner, certified to ALTA standards, and certifying that the Improvements, among other things, do not encroach upon any contiguous properties, (vi) all punch list items have been completed to Owner's Construction Inspector's satisfaction,
(vii) Monroe (as tenant under the Lease Agreement) shall have executed an acknowledgement of acceptance of the Property in form and substance acceptable to Owner, (viii) there are no defaults or events of default (and no event has occurred which with the giving of notice or passage of time or both would constitute a default) under this Agreement, and (viii) Monroe has been issued a license to operate as a healthcare facility in the State of Indiana by the proper governmental authorities. Notwithstanding the foregoing, the final payment to the General Contractor shall be made in accordance with Section 7.2 of the Construction Contract.

SECTION 2.02 DIRECT FUNDING. Regardless of whether Monroe has submitted a requisition therefor, Owner may from time to time, at its option, fund amounts which become due for construction and nonconstruction expenses for which Monroe is responsible for payment. Such Funding may be made directly to other persons or payees under the Third Party Agreements, or to Owner to reimburse Owner for sums due to it. All such Funding shall nevertheless be deemed Funding to Monroe hereunder and shall be subject to the terms hereof to the same extent as if they were made directly to Monroe.

SECTION 2.03 REPRESENTATIONS AND WARRANTIES. Each submission by Monroe to Owner of a requisition for a Funding shall constitute Monroe's representation and warranty to Owner that: (a) all completed construction is in accordance with the Plans and Specifications in all material respects and (b) all construction and nonconstruction costs for the payment of which Owner has previously disbursed funds have in fact been paid.

SECTION 2.04 ADDITIONAL INFORMATION. If Owner or the Title Company shall so require, Monroe will submit with its requisitions for any Funding estoppel certificates in form satisfactory to Owner and the Title Company, showing amounts paid and amounts due to all persons or organizations furnishing labor or materials in connection with the completion of the Improvements. Monroe shall arrange to have the Title Company deliver to Owner an endorsement extending the effective date of Owner's title insurance policy through the date of such Funding, authorizing the Funding being requisitioned and insuring Owner for said Funding under the policy without additional title exceptions except those that may be approved by Owner in its discretion.

                                   ARTICLE III
                              CONDITIONS TO FUNDING

      Owner's obligation to make any Funding hereunder shall be effective only upon fulfillment of the following conditions:

SECTION 3.01 TRANSACTION DOCUMENTS. Receipt and approval by Owner of all items required to be provided to Owner under the terms of the Transaction Documents. For purposes of this Section 3.01, such items shall be in final form unless permitted by the Transaction Documents to be in draft or preliminary form.

SECTION 3.02 EXECUTION OF DOCUMENTS. Execution, delivery and, when appropriate, recording or filing, of one or more Transaction Documents which Owner desires to file or record, and the payment by Monroe of all fees and taxes with respect to such filing or recording or Funding.

SECTION 3.03 TITLE INSURANCE. Issuance of the title insurance policy contemplated by this Agreement and the Transaction Documents, and receipt by Owner of an endorsement satisfactory to Owner extending the effective date of Owner's title insurance policy through the date of the Funding, authorizing and insuring such Funding and confirming that there has been no change in the status of the title to the Property, creation of any new encumbrance thereon, or occurrence of any event that could in Owner's opinion impair the priority of the lien of the Lease Agreement as of the time of each Funding thereafter.

SECTION 3.04 DOCUMENTS TO BE FURNISHED BY MONROE PRIOR TO EACH FUNDING. As a condition precedent to each Funding (including the Initial Funding), Monroe shall furnish or cause to be furnished to Owner the following documents covering each disbursement, in form and substance satisfactory to Owner:

            (a) An application for payment meeting all the requirements set forth in Section 2.01(a) of this Agreement, and approved by Owner and/or Owner's Construction Inspector;

            (b) An endorsement to Owner's title insurance policy as required by
      Section 3.03 hereof;

            (c) Copies of any executed change orders, which have not been previously furnished to Owner, and any amendments or modifications to any Third Party Agreements;

            (d) Copies of all construction contracts (including subcontracts) which have been executed since the last Funding, together with any bonds obtained or required to be obtained with respect thereto;

            (e) Satisfactory evidence that all government approvals have been obtained for development of the Project; and

            (f) Such other instruments, documents and information as Owner or the Title Company may reasonably request.

SECTION 3.05 CONTINUED SATISFACTION OF DUTIES, REPRESENTATIONS AND WARRANTIES AND COVENANTS. As of each Funding date, in Owner's sole discretion, (a) Monroe continues to satisfy all conditions precedent to Funding set forth in Articles II and III hereof, (b) Monroe shall have performed and complied with all terms and conditions set forth in this Agreement and the Transaction Documents, (c) all representations and warranties in this Agreement and the Transaction Documents remain true and correct, and (d) there exists no breach or default, nor any condition which after notice or the passage of time or both would constitute such a breach or default, under this Agreement or any of the Transaction Documents.

SECTION 3.06 DISBURSEMENTS FOR MATERIALS STORED FOR FUTURE USE. Any requests for disbursements which in whole or in part relate to materials which are not incorporated into the Improvements as of the date of the request for disbursement but are to be temporarily stored at the Project or in an off-site storage facility, including disbursements for deposits for such materials, must be accompanied by evidence satisfactory to Owner that (i) such materials are included within the coverages of insurance policies carried by Monroe, (ii) the ownership of such materials is vested (or, in the case of disbursements for deposits, will be vested) in Monroe free of any liens and claims of third parties, (iii) such materials are properly insured and protected against theft or damage, (iv) the Construction Inspector has viewed and inspected the stored materials (except in the case of disbursements for deposits), and (v) in the opinion of the Construction Inspector, the materials are physically secured and can be incorporated into the Project within forty five (45) days from the date of the requisition (or, in the case of disbursements for deposits, in the opinion of the Construction Inspector the materials to which the deposit relates can be incorporated into the Project within forty-five (45) days from the date the materials will be delivered). Owner may require separate Uniform Commercial Code financing statements to cover any such stored materials.

SECTION 3.07 DISBURSEMENTS FOR TENANT IMPROVEMENTS. Owner shall not be obligated to make any disbursements for Tenant Improvements, unless the Owner receives a certified statement from Monroe and Developer certifying that the costs of the Tenant Improvements and all Tenant Improvement allowances are within the Budget. In addition, the first request for disbursement for Tenant Improvements in connection with a specific leased space in the Project shall be accompanied by the following, all of which shall be subject to the approval of Owner: (i) copies of all contracts, if not previously delivered to Owner, for the performance of such Tenant Improvements, (ii) a cost breakdown for each trade performing Tenant Improvements in such leased space, and an estimated commencement and completion date, (iii) an estimate of all direct costs of the Tenant Improvements to be performed in such leased space which has not been contracted for or made subject to a work order or order to proceed, (iv) plans and specifications for the leased space (v) a certified statement from Monroe and Developer that the costs of the Tenant Improvements and all Tenant Improvement allowances are within the Budget, and (vi) a fully executed lease approved by Owner covering such leased space.

SECTION 3.08 ASSIGNMENT OF CONTRACTS. Monroe and/or Developer, as applicable, have assigned, or shall assign, all Third Party Agreements to Owner and, in addition, have provided, or shall provide, the following to Owner: (i) a subordination, certificate and consent to assignment from the Project architect and from the General Contractor, each in form and substance acceptable Monroe and Owner; and (ii) a letter, in form and substance acceptable to Monroe and Owner, from each of the parties to any other Third Party Agreements evidencing their agreement to subordinate such Third Party Agreements and their consent to the assignment thereof.

SECTION 3.09 OPINION OF COUNSEL. An Opinion directed to Owner and executed by counsel (who must be an attorney-at-law licensed to practice in Indiana) to Monroe, the Guarantor (defined below) and any other indemnitor or guarantor that
(i) each Monroe, the Guarantor, and any other indemnitor or guarantor, or general partner thereof, which is a corporation, partnership or limited liability company, is duly organized, validly existing, and in good standing in the State of Indiana and authorized to do business in all jurisdictions where the conduct of such business would require such authorization, and each has the power to enter into transactions contemplated by the Transaction Documents to which each is a party; (ii) that Monroe, the Guarantor, and any other indemnitor and guarantor have been properly authorized to enter into the transactions contemplated by the Transaction Documents executed by them; (iii) the transactions contemplated by the Transaction Documents do not violate any provision of any law, charter, restriction, by-law, or other document affecting it; (iv) the Transaction Documents have been executed and delivered, and constitute the valid and binding obligations of Monroe, the Guarantor and any other indemnitor or guarantor (to the extent executed thereby), enforceable in accordance with their terms, except as limited by applicable bankruptcy or other laws affecting creditor's rights generally; and (v) such other matters relating to the transactions contemplated therein as Owner or Owner's counsel may reasonably request.

      In the event Owner, at its option, elects to make one or more Fundings prior to receipt and approval of all items required by this Article III, such election shall not obligate Owner to make any subsequent Funding.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      Monroe represents and warrants to Owner, knowing that Owner will rely on such representations and warranties as incentive to enter into the transactions contemplated hereby:

SECTION 4.01 MONROE'S EXISTENCE AND OWNERSHIP. Monroe is a duly organized and validly existing Indiana limited liability company having full power and authority to consummate the transactions contemplated by this Agreement. Monroe represents and warrants that it is, and at all times since its formation has been, a Single Purpose Entity.

SECTION 4.02 VIOLATIONS OR ACTIONS PENDING. There are no actions, suits, or proceedings pending or, to the best of Monroe's knowledge, threatened, which might materially adversely affect the financial condition of Monroe or which might materially impair the value of any Leased Property taken or to be taken by Owner in connection with this Agreement or any other Transaction Documents. Monroe is not in violation of any agreement the violation of which might reasonably be expected to have a materially adverse effect on Monroe's business or assets, and is not in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which Monroe is subject. Neither the execution and performance of this Agreement and the other Transaction Documents by Monroe, Developer or any of their affiliates will result in any breach of any security instrument, lease, credit or loan agreement or any other instrument or agreement which may bind or affect such Person.

SECTION 4.03 FINANCIAL STATEMENTS. All financial statements of Monroe, heretofore given and hereafter to be given to Owner are and will be true and complete in all respects as of their respective dates and prepared in accordance with GAAP, and fairly represent the financial conditions of the business or persons to which they pertain, and no materially adverse change has occurred in the financial conditions reflected therein since the respective date thereof.

SECTION 4.04 COMPLIANCE WITH LAWS AND REGULATIONS, LEASE AGREEMENT AND DEVELOPMENT AGREEMENT. All necessary permits and approvals have been received, are final and are unappealable and all necessary action has been taken to permit construction of the Improvements according to the Plans and Specifications and, to the extent required to date, to permit full use of the Improvements upon completion for their intended purpose, each as may be necessary pursuant to applicable covenants and restrictions of record and all applicable laws, ordinances, and regulations, including, without limitation, subdivision, zoning, building codes, set back requirements and environmental laws. When completed according to the Plans and Specifications, the Improvements will comply with all covenants and restrictions of record and all applicable laws, ordinances and regulations, including, without limitation, the Applicable Healthcare Laws, Americans with Disabilities Act and regulations thereunder and laws, ordinances and regulations relating to subdivision, zoning, building codes, set back requirements and environmental laws. Monroe and Developer are in compliance with all of their respective obligations pursuant to the Lease Agreement, any Tenant Leases of any part of the Project, the Development Agreement, all Third Party Agreements and the other Transaction Documents.

SECTION 4.05 ROADS AND UTILITIES. All utility, water and sanitary sewage services necessary for the construction and use of the Improvements are available to the Property, and Monroe has received permission to make such use thereof as is necessary for construction and, subject to final inspections of the Improvements, to make permanent connections thereto upon completion. All roads necessary for the full use of the Improvements for their intended purposes have been completed to the Property and are physically open, dedicated public roads maintained by the applicable governmental agency. There are no off-Property improvements necessary for the full use of the Improvements upon completion of the Improvements.

SECTION 4.06 CONDEMNATION. There are no proceedings pending, or, to the best of Monroe's knowledge, threatened, to acquire any power of condemnation or eminent domain, with respect to the Property, or any interest therein, or to enjoin or similarly prevent the construction or use of the Improvements.

SECTION 4.07 ACCURACY OF DOCUMENTS. All documents furnished to Owner by or on behalf of Monroe as part of or in support of this Agreement are true, correct, complete in all material respects and accurately represent the matters to which they pertain.

SECTION 4.08 ENVIRONMENTAL AND HEALTHCARE MATTERS. Neither Monroe nor, to the best of Monroe's knowledge, the Property is in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any remedial obligations under any Applicable Environmental Law or Applicable Healthcare Law, and there are no facts, conditions or circumstances known to it which could result in any such investigation or inquiry if such facts, conditions and circumstances, if any, were fully disclosed to the applicable governmental authority, and Monroe will promptly notify Owner if Monroe becomes aware of any such facts, conditions or circumstances or any such investigation or inquiry; Monroe has not obtained and is not required to obtain any permits, licenses, or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment in connection with the Property or Improvements constructed or to be constructed by reason of any Applicable Environmental Law or any Healthcare Law that has not been obtained. Except as disclosed in the Phase I environmental site assessment update report dated July 2, 2004, as prepared by Alt & Witzig Engineering, Inc., no oil, toxic or hazardous substances or solid wastes have been disposed of or released on the Property, and Monroe agrees that it will not in its use of the Property dispose of or release oil, toxic or hazardous substances or solid wastes on the Property.

SECTION 4.09 AGREEMENTS. The Lease Agreement, the Development Agreement, the Third Party Agreements, the Purchase Agreement and the other Transaction Documents are each in full force and effect, have not been amended or modified, and no default or condition which with the giving of notice or passage of time would constitute default, exists thereunder. Each Third Party Agreement is assignable to Owner pursuant to the terms thereof. A true, correct and complete list of all material Third Party Agreements with respect to the Project is set forth in EXHIBIT C hereto.

SECTION 4.10 ACCURATE AND COMPLETE DISCLOSURE. No representation or warranty made by Monroe under this Agreement and made by any employee, affiliate or agent of Monroe to Owner pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). Monroe has disclosed to Owner every fact which materially and adversely affects, or would materially and adversely affect the business, operations or financial condition of Monroe or the ability of Monroe to perform its obligations under this Agreement.

SECTION 4.11 CONTINUING EFFECTIVENESS. All representations and warranties contained herein shall be deemed continuing and in effect at all times while Monroe may obtain any Funding pursuant to this Agreement and all such representations and warranties shall be deemed to be incorporated and reaffirmed in each requisition for a Funding by Monroe unless Monroe specifically notifies Owner of any change therein. It shall be a condition precedent to the Initial Funding and each subsequent disbursement that each of said representations and warranties is true and correct as of the date of such requested disbursement. In addition, at Owner's request, Monroe shall reaffirm such representations and warranties in writing prior to each disbursement hereunder.

                                    ARTICLE V
                               COVENANTS OF MONROE

      Monroe covenants and agrees, from the date of this Agreement and as long as Monroe may obtain any Fundings under this Agreement, to:

SECTION 5.01 CONSTRUCT IMPROVEMENTS. Cause the commencement of construction of the Improvements within ten (10) days of the date hereof, if such construction has not already begun; cause the Improvements to be constructed on the Property and in accordance with the Site Plan and the Plans and Specifications in all material respects; furnish Owner a foundation survey promptly upon completion of the foundations of the Improvements; cause the Improvements to be constructed in compliance with and thereafter remain in compliance with all applicable covenants and restrictions of record and all applicable laws, ordinances and regulations, including, without limitation, Applicable Environmental Law, the Applicable Healthcare Laws, Americans with Disabilities Act and regulations thereunder, and laws, ordinances and regulations relating to subdivision, zoning, building codes, set back requirements and environmental matters; and cause the Improvements to be constructed so as not to encroach upon or overhang any Property line, setback line, easement or right-of-way; cause such construction to proceed continuously (subject to temporary cessation to the extent not in violation of SECTION 6.09); complete construction of the Improvements by the Project Completion Date, time being of the essence; and furnish to Owner within thirty (30) days of Owner's request a current foundation survey and upon substantial completion an as-built survey, each in form satisfactory to Owner showing the location of the Improvements without violation of set back lines, zoning or subdivision requirements, covenants or restrictions and showing no encroachments or other conditions which could materially adversely affect the value and utility of the Property or Improvements, and upon substantial completion furnish Owner a final date-down endorsement to its title insurance policy bringing the effective date current, adding the ALTA 3.1 zoning endorsement and comprehensive endorsement (if not yet a part of the policy) and showing no additional title exceptions which have not been approved in writing by Owner.

SECTION 5.02 USE OF PROCEEDS. Use each Funding solely and exclusively for the purposes set forth in, and in the amounts set forth in, the Budget, and pay such fees, closing costs, and other nonconstruction expenses relating to the construction of the Improvements, or the discharge of Monroe's obligations under this Agreement as Owner has approved or may from time to time approve.

SECTION 5.03 LIENS AND ENCUMBRANCES. Keep its interest in the Property and Improvements and all other assets of Monroe free from all liens and encumbrances except those contemplated by this Agreement, the Lease Agreement or the other Transaction Documents; pay promptly all persons or entities supplying work or materials for the construction of the Improvements; and promptly discharge, bond off, provide affirmative title insurance coverage insuring Owner against any loss or damage with respect to, or make other arrangements acceptable to Owner with respect to, any mechanic's, materialman's or other lien filed against the Property, the Improvements, Monroe or the Guarantor.

SECTION 5.04 TAXES. Pay promptly prior to delinquency and before the accrual of penalties thereon all taxes, including all real and personal property taxes and assessments levied or assessed against Monroe, its interest in the Property or Improvements, and provide Owner with receipted bills therefor if requested by Owner. With the prior written consent of Owner, Monroe may contest in good faith with any third party (other than Owner) any matter described in this Section provided Owner receives prompt notice from Monroe of such contest, Monroe diligently pursues such contest, the construction and operation of the Improvements is not adversely affected in any material respect and Owner's interest in the Leased Property is not in Owner's sole discretion materially endangered by such contest. In connection with any such contest, Owner may, at its option and in its sole discretion, require that Monroe shall pay to Owner, and Owner shall receive and hold, any reserves equal to the amount that would be required for payment (including interest and penalties) of any such matter in the event Monroe is unsuccessful in such contest.

SECTION 5.05 INSURANCE. Maintain in effect the insurance required under the Lease Agreement in such amounts and in accordance with the terms thereof. In connection therewith, and as and when additional insurance is required, from time to time, during the progress of construction of the Project , and as and when any policies of insurance may expire, furnish to Owner, premiums prepaid, additional and renewal insurance policies with companies, coverage and in amounts satisfactory to Owner in accordance with the Lease Agreement.

SECTION 5.06 DEFICIENCIES. Deposit with Owner within ten (10) days following Owner's demand therefor (which demand may be made at Owner's option) the amount of money equal to the difference between the undisbursed Total Funding Amount as of such date and the amount which Owner shall reasonably determine is necessary to fully complete the construction of the Improvements free of all liens, including direct and indirect costs and work performed but for which payment has not been made, and Owner shall be under no obligation to make any further Fundings until any amount so demanded is so deposited with Owner.

SECTION 5.07 REPORTS AND NOTICES. Furnish promptly to Owner such information as Owner may reasonably require concerning costs, progress of construction, marketing, and such other factors as Owner may require; notify Owner promptly of any litigation instituted or threatened against Monroe or Developer, any deficiencies asserted or liens filed by the Internal Revenue Service against Monroe, Developer, the Property or the Improvements, any audits of any Federal or State tax return of Monroe or Developer and the results of any such audit, any default or dispute with any tenant, any dispute pursuant to or default under the Development Agreement, the Third Party Agreements or any other Transaction Document by any party, any condemnation or similar proceedings with respect to any of the Property or Improvements, any proceeding seeking to enjoin the intended use of the Improvements, any changes in governmental requirements pertaining to the Property or Improvements, utility availability or anticipated costs of completion, and any other matters which could reasonably be expected to materially adversely affect Monroe's ability to perform its obligations under this Agreement.

SECTION 5.08 BOOKS AND RECORDS. Maintain complete and accurate account books and records its interest in the Property and the construction of the Improvements, which books and records shall reflect the consistent application of GAAP, and make such books and records available at reasonable times upon reasonable prior notice for inspection and copying by Owner or its agent.

SECTION 5.09 ACCESS AND PROMOTION. Permit Owner and its agents to have access to the Property and Improvements at all reasonable times upon reasonable prior notice; provide to Owner at Monroe's expense a sign in accordance with Owner's specifications publicizing Owner's interest in the Property; and allow Owner to maintain the sign on the Property, subject to any signage requirements and restrictions of applicable law.

SECTION 5.10 CHANGES TO THE SITE PLAN AND PLANS AND SPECIFICATIONS. Authorize or permit no changes to the Site Plan or the Plans and Specifications (or if Plans and Specifications have not yet been provided to and approved by Owner, then to any working drawings) without the prior written consent of Owner, any applicable tenants who have approval rights under their leases and all governmental bodies having jurisdiction to the extent such approval is required by law or regulation.

SECTION 5.11 LIST OF CONTRACTORS, SUBCONTRACTORS, AND MATERIALMEN. Upon Owner's written request, notify Owner promptly of the names and addresses of all contractors, subcontractors and materialmen who are employed in connection with the construction of the Improvements.

SECTION 5.12 LIEN WAIVER. Deliver copies of waivers of liens (the originals of which shall have been filed or are about to be filed, in the office of the Prothonotary of the Court of Common Pleas of the County in which the Property is situated, prior to visible commencement of any work on the Property) signed by the applicable contractor, subcontractor or materialman engaged or to be engaged by Monroe or Developer or with whom Monroe or Developer shall have any dealings with respect to construction of the Improvements, waiving their right and the right of all subcontractors and parties acting through or under them or any of them, to file or maintain any mechanics' liens or claims against the Property and the Improvements, or any interest of Monroe or Developer therein.

SECTION 5.13 SPECIFIC AGREEMENTS. Timely perform all of its obligations pursuant to the Transaction Documents and all Third Party Agreements, enforce the obligations of the other parties thereto, not allow any rights to expire or be terminated under such agreements, and permit no amendment of such agreements, in any case without Owner's prior written consent.

SECTION 5.14 OWNERSHIP OF PERSONALTY. Furnish to Owner, if Owner so requests, the contracts, bills of sale, receipted vouchers, and agreements, or any of them, under which Monroe claims title to the materials, articles, fixtures and other personal property used or to be used in the construction or operation of the Improvements.

SECTION 5.15 COMPLY WITH OTHER TRANSACTION DOCUMENTS. Perform all its obligations under the Lease Agreement and all other Transaction Documents to which it is a party. Monroe shall not exercise any purchase option under any instrument or agreement to which it is a party without the prior written consent of Owner, which consent maybe withheld in Owner's sole and absolute discretion.

SECTION 5.16 APPRAISALS. Upon Owner's request, permit Owner, or its agents, employees or independent contractors, to enter upon and appraise the Improvements at any time and from time to time; cooperate with and provide any information requested in connection with such appraisals; and reimburse Owner for the cost of the first such reappraisal and any other reappraisal while an Event of Default exists.

SECTION 5.17 OTHER ACTS. Upon Owner's request, execute and deliver to Owner all other documents and perform all other acts which Owner reasonably deems necessary or appropriate in connection herewith.

SECTION 5.18 CONSTRUCTION CONTRACTS. Monroe shall not enter into, modify, amend, terminate or cancel any agreement or contract with the General Contractor, the Development Agreement, the architect's contract or any contracts related to the construction of the Improvements, without the prior written approval of Owner, which approval shall not be unreasonably withheld. Monroe will furnish Owner promptly after execution thereof executed copies of all contracts between Monroe, the General Contractor, architects, engineers and contractors and all subcontracts between the General Contractor or contractors and all of their subcontractors and suppliers, which contracts and subcontracts may not have been furnished pursuant to Article II and/or Article III of this Agreement.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

      The occurrence of any of the events listed in this Article shall constitute an "Event of Default" under this Agreement.

SECTION 6.01 ASSIGNMENT OR CONVEYANCE. Assignment or attempted assignment by Monroe of this Agreement, any rights hereunder, or any advance to be made hereunder, or the conveyance, lease, mortgage, or any other alienation or encumbrance of its interest in the Property or Improvements or any interest therein without the prior written consent of Owner, except as otherwise expressly permitted in the Transaction Documents.

SECTION 6.02 VOLUNTARY INSOLVENCY PROCEEDINGS. The filing by Monroe, the Guarantor or any other Person owned in majority interest or controlled by Monroe, of a voluntary petition in bankruptcy or any such Person's adjudication as a bankrupt or insolvent, or the filing by any such Person of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or any such Person's seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of any such Person or of all or any substantial part its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors or the admission in writing by Monroe or any such Person of its inability to pay its debts generally as they become due.

SECTION 6.03 INVOLUNTARY INSOLVENCY PROCEEDINGS. The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Monroe, the Guarantor or any Person owned in majority interest or controlled by Monroe seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any such Person or of all or any substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive).

SECTION 6.04 TRANSFER. Except as otherwise permitted herein, the transfer of Monroe's interest in, or rights under this Agreement by operation of law or otherwise, including, without limitation, such transfer by Monroe as debtor in possession under the Bankruptcy Code, or by a trustee for Monroe under the Bankruptcy Code, to any third party, whether or not the obligations of Monroe under this Agreement are assumed by such third party.

SECTION 6.05 FORECLOSURES OR LIENS. The institution of a foreclosure action against the Property or Improvements or any part thereof, or the filing of a lien against the Property or Improvements or any part thereof, which is not removed of record or dismissed within sixty (60) days after Monroe receives notice of such filing, unless Monroe has made arrangements satisfactory to

Owner with respect to such lien pursuant to Section 5.03 hereof and no foreclosure or other possessory action against the Property or Improvements has been commenced.

SECTION 6.06 CASUALTY LOSS. Substantial damage to, or partial or total destruction of, the Improvements by fire or other casualty such that, in the determination of Owner, the Improvements will not be restored, rebuilt and completed on or before the Project Completion Date (as the same may be extended pursuant to section 6.08 hereof) and as a result of such damage or destruction or the delay caused thereby, any tenant would have the right to terminate its lease, impose a penalty, or reduce or abate rent, and such right has not been waived by such tenant.

SECTION 6.07 MISREPRESENTATION. If any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Monroe pursuant to or in connection with this Agreement or otherwise (including, without limitation, representations and warranties contained herein) or as an inducement to Owner to extend any credit to or to enter into this or any other agreement with Monroe proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified or to have omitted any substantial contingent or unliquidated liability or claim against Monroe or if on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Owner at or prior to the time of such execution.

SECTION 6.08 FAILURE TO COMPLETE IMPROVEMENTS. Failure by Monroe to complete the construction of the Improvements and obtain a certificate of occupancy or other final governmental approval of the Improvements for their intended use on or before the Project Completion Date, or the cessation of work on the construction of the Improvements for any period of thirty (30) consecutive days; provided, however, that any delays in construction or temporary cessation of work on the construction of the Improvements caused by acts of God, acts of war, casualties or other force majeure (but only the extent that such event or circumstance (i) could not have been prevented, overcome or remedied by Monroe through the exercise of reasonable diligence and due care and (ii) is not due to the unavailability of funds) shall not be included in such thirty (30) day temporary cessation period and shall extend the Project Completion Date pro tanto, provided Monroe obtains an equal extension of the completion date of any lease if required by the terms thereof or if such temporary cessation or delay could result in a penalty or potential loss of such lease of reduction of rent thereunder, and Monroe deposits with Owner any additional costs (including interest) which Owner estimates may be incurred as a result of such delay in completion.

SECTION 6.09 FAILURE TO INSURE. Failure or refusal by the Title Company, by reason of any matter affecting title to the Property or Improvements, to insure any Funding as giving rise to a valid first lien, subject only to those exceptions previously approved by Owner or expressly permitted herein or in the Lease Agreement.

SECTION 6.10 FAILURE TO PERFORM OBLIGATIONS. Failure by Monroe to perform any term, condition or covenant of this Agreement not otherwise enumerated in this
Article VI, which failure is not cured within any applicable grace or cure period therefor, and if no grace or cure period is provided therefor, within thirty (30) days after demand by Owner.

SECTION 6.11 MATERIALLY ADVERSE CHANGE. Any materially adverse change in the financial condition or prospects of Monroe, Developer or the Guarantor, or the existence of any other condition which, in Owner's sole determination, constitutes a material impairment of Monroe's ability to perform its obligations under this Agreement or any other Transaction Document and which condition is not remedied within thirty (30) days after written notice to Monroe thereof or, if the condition cannot be fully remedied within said thirty (30) days, substantial progress, in the opinion of Owner, has not been made within said thirty (30) days toward remedy of the condition.

SECTION 6.12 CROSS DEFAULTS. Any default, by Monroe, the Developer, the Guarantor or any affiliate of any of them beyond any applicable grace or cure period under the terms of either of the Lease Agreement, the Development Agreement, any Third Party Agreement, the Purchase Agreement or any other Transaction Document to which such Person is a party.

Nothing herein shall require notice except as expressly set forth herein or in the other Transaction Documents. Notwithstanding the foregoing, no notice shall be required if Owner is prevented from giving notice by bankruptcy or other applicable law, and the cure period, if any, shall commence with the date of such event rather than from the date of notice.

                                   ARTICLE VII
                              REMEDIES UPON DEFAULT

SECTION 7.01 REMEDIES OF OWNER. Upon the determination by Owner that there has been the occurrence of an Event of Default, and following the expiration of any applicable grace or cure period, Owner may if it so elects, without any notice or demand to Monroe (or to any other Person) whatsoever (which notice or demand is expressly waived, except to the extent otherwise specifically provided herein or in the other Transaction Documents), exercise any or all (or none) of the following rights and remedies (all of which rights and remedies shall be cumulative) as Owner, in its sole discretion, may deem necessary or appropriate:

      (a) Declare immediately due and owing all outstanding sums or other obligations due to Owner hereunder or under any of the other Transaction Documents.

      (b) Exercise all or any of its rights or remedies granted herein, or in any of the other Transaction Documents (including, but not limited to the right to set off any or all of the obligations of Monroe against any or all of the property of Monroe or any guarantor or indemnitor in the possession or control of Owner) or under applicable law, or which it may otherwise have, against Monroe or any guarantor or indemnitor or otherwise.

      (c) Enter upon the Property and take possession thereof, together with the Improvements in the course of construction or completed and all materials, supplies and construction facilities and appliances located thereon, and proceed either in Owner's name or in the name of Monroe as the attorney-in-fact of Monroe (which authority is coupled with an interest and is irrevocable by Monroe), as Owner shall elect, to complete the Improvements at the cost and expense of Monroe. If requested by Owner, Monroe shall immediately assign to Owner, in writing, its rights under any contract or agreement with any architect, engineer, contractor, supplier, consultant or representative that Developer and/or Monroe has entered into in connection with the Property or the Project; provided, however, Owner shall have no obligation accept any such assignment or assume any of Monroe's obligations under any such contracts. Monroe shall reimburse Owner, upon demand, all costs and expenses incurred by Owner in connection with its exercise of the foregoing rights, including, without limitation, reasonable attorneys' fees and expenses. If Owner elects to complete or cause the Improvements to be so completed, it may do so according to the terms of the Third Party Agreements (including the Plans and Specifications) or according to such changes, alterations or modifications in and to the Third Party Agreements and the Plans and Specifications as Owner shall deem expedient or necessary, and Owner may enforce or cancel all or any of the Third Party Agreements and any and all other contracts theretofore entered into or make other contracts which, in Owner's opinion, may seem advisable, and Monroe shall be liable, under this Agreement or any other Transaction Document, to pay Owner upon demand any amount or amounts expended by Owner or its representatives for such performance, together with any costs, charges or expenses incident thereto or otherwise incurred or expended by Owner or its representatives on behalf of Monroe in connection with the Improvements, and the amounts so expended shall be immediately due and payable to Owner and shall bear interest thereon at the Overdue Rate; provided, however, that the changes, alterations or modifications to the Project do not cause delay or additional expense to complete the Project.

Monroe acknowledges that all rights privileges and remedies of Owner under this
Section 7.01(c) may, at Owner's option, be exercised by Owner without the assumption by such party of any liabilities, obligations or responsibilities.

      (d) Decline to disburse any additional Fundings to or for the benefit of Monroe or any other Person.

SECTION 7.02 FAILURE TO EXERCISE REMEDIES. Neither failure nor delay on the part of Owner to exercise any right, remedy, power or privilege hereunder or under any Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The acceptance by Owner of any partial payments under the Transaction Documents made by or on behalf of Monroe after the occurrence of an Event of Default hereunder or under any Transaction Document shall not be deemed a waiver or cure by Owner of said Event of Default unless expressly agreed in writing by Owner.

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01 THIS AGREEMENT PART OF TRANSACTION DOCUMENTS. The other Transaction Documents shall be deemed to incorporate this Agreement, and in the event that the Development Agreement is duly assigned in accordance with the terms thereof, this Agreement shall be considered assigned in like manner. In the event of a conflict between any of the provisions any other Transaction Document with this Agreement, the provisions of this Agreement shall control. An Event of Default pursuant to this Agreement shall constitute an "Event of Default" under all other Transaction Documents, and any "Event of Default" under any other Transaction Document shall constitute an Event of Default hereunder.

SECTION 8.02 EXCLUSIVENESS. This Agreement is made for the sole protection of Monroe and Owner, and Owner's successors and assigns, and except as expressly set forth herein, no other person or entity shall have any rights hereunder.

SECTION 8.03 NOTICE. All notices provided for herein shall be made to such party in the manner set forth in the Lease Agreement.

SECTION 8.04 MODIFICATION AND WAIVER. No provisions of this Agreement shall be amended, waived or modified except by an instrument in writing signed by the party to be bound.

SECTION 8.05 MATERIALITY. All representations and warranties made herein, in the Transaction Documents and in other documents delivered in support hereof shall be deemed to have been material and relied on by Owner and shall survive the execution and delivery of this Agreement and other Transaction Documents and the disbursements of Fundings made pursuant to this Agreement.

SECTION 8.06 HEADING. All descriptive headings of articles and sections in this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof.

SECTION 8.07 SEVERABILITY. Inapplicability or unenforceability of any provisions of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement.

SECTION 8.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

SECTION 8.09 ASSIGNABILITY. Neither this Agreement, nor any rights or obligations hereunder, nor any Funding to be made hereunder, is assignable by Monroe. Monroe will not convey or encumber, or permit the conveyance or encumbrance of, the Property, Improvements or other Leased Property, or any interest therein, without the prior written consent of Owner, which consent shall be in Owner's sole discretion. The rights of Owner under this Agreement are assignable in part or in full, and any assignee of Owner shall succeed to and be possessed of the rights of Owner hereunder to the extent of the assignment made, including the right to make Fundings to or on behalf of Monroe or any approved assignee of Monroe in accordance with this Agreement.

Upon Owner's request, Monroe shall assign, or cause to be assigned, to Owner the rights under any contract or agreement with any architect, engineer, contractor, supplier, consultant or representative that Developer and/or Monroe has entered into in connection with the Property or the Project. In connection therewith, Monroe agrees that it will execute and deliver to Owner (and it will obtain from all Third Parties and deliver to Owner ), simultaneously herewith and within ten
(10) days after the date of request by Owner, an estoppel certificate(s) and a written consent to assignment, and subordination agreement in form and content reasonably acceptable to Owner whereby Monroe (and the Third Parties), among other things, assigns all of its or their rights hereunder to Owner, and consents to the assignment of this Agreement by Monroe to such person, subordinates all rights and interests set forth herein to the obligations owed to such person, and agrees to attorn to and recognize such person as the owner of Monroe's interest hereunder in the event of default by Monroe under the instruments executed by Monroe in favor or for the benefit of such person.

SECTION 8.10 NO AGENCY RELATIONSHIP. Owner is not the agent or representative of Monroe or Developer, Monroe and Developer are not agents of Owner and this Agreement shall not make Owner liable to the General Contractor, materialmen, contractors, subcontractors, craftsmen, laborers or others for goods delivered to or services performed by them upon the Property, or for debts or claims accruing to such parties against Monroe or Developer. Except as expressly provided in the Transaction Documents, there is no contractual relationship, either expressed or implied, between Owner and the Developer, General Contractor or any materialmen, subcontractors, craftsmen, contractors, laborers, or any other person supplying any work, labor or materials for the Improvements or otherwise to the Property.

SECTION 8.11 WAIVER. No course of dealing and no delay or omission by Owner in exercising any right or remedy hereunder or with respect to any other Transaction Documents shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Owner may remedy any default hereunder or Event of Default without waiving the default or Event of Default remedied and without waiving any other prior or subsequent default or Event of Default, and Owner shall be reimbursed by Monroe for any and all of its expenses in so remedying such default or Event of Default. All rights and remedies of Owner hereunder are cumulative.

Monroe agrees that upon any Event of Default under this Agreement, Owner shall have the absolute right to make such use of the foregoing property so assigned as Owner shall desire, and, as to any such property which is also the subject of a security agreement or financing statement in favor of Owner, that Owner will not be limited to remedies available under the Uniform Commercial Code, but may at its option avail itself of the rights granted herein in addition to or in substitution for its Uniform Commercial Code remedies.

SECTION 8.12 COSTS AND EXPENSES. Monroe will bear all taxes, fees, costs and expenses (including reasonable fees and expenses of counsel for Owner and of the Construction Inspector) in connection with the Transaction Documents (including any amendments hereafter made), all funding and administration hereunder and the recording of any of the Transaction Documents. If, at any time, a default hereunder or Event of Default occurs or Owner becomes a party to any suit or proceeding in order to protect its interests or priority in any Leased Property or its rights under this Agreement or any of the Transaction Documents, or if Owner is made a party to any suit or proceeding by virtue of this Agreement or any Leased Property and as a result of any of the foregoing, Owner employs counsel to advise or provide other representation with respect to this Agreement, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Transaction Documents, any Leased Property, Monroe, or to protect, collect, or liquidate any of the Leased Property, or attempt to enforce any security interest or lien granted to Owner by any of the Transaction Documents, then in any such events, the reasonable attorney's fees arising from such services, including fees on appeal and in any bankruptcy proceedings, and any reasonable expenses, costs and charges relating thereto shall constitute additional sums due from Monroe to Owner payable on demand of Owner. Without limiting the foregoing, Monroe has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, transfer taxes, recording taxes and other taxes, expenses and charges payable in connection with this Agreement and any of the Transaction Documents or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Monroe fail to do so, Monroe agrees to reimburse Owner for the amounts paid by Owner, together with penalties or interest, if any, incurred by Owner as a result of underpayment or nonpayment. This SECTION shall survive termination of this Agreement.

SECTION 8.13 ATTORNEYS' FEES. Any provisions of the Transaction Documents providing for the payment of "attorneys' fees," "reasonable attorneys' fees" or other words or provisions of similar import, shall mean attorneys' and paralegal fees incurred based upon the usual and customary hourly rates of the attorneys and paralegals involved for time actually spent by such attorneys and paralegals and without giving effect to any statutory presumption that may then be in effect, but shall not include in-house attorneys or paralegals.

SECTION 8.14 WARRANT OF ATTORNEY. Monroe hereby irrevocably appoints Owner as attorney-in-fact to do in its stead all things believed by Owner reasonably necessary to effect performance of this Agreement and filing notices in public records. The forgoing appointment is coupled with an interest and is solely for protection of Owner's security and, therefore, is not intended to confer any right of action on any third party. MONROE SPECIFICALLY WAIVES ANY RIGHT TO ANY FORM OF NOTICE OR TO ANY ACKNOWLEDGEMENT BY AGENT WHICH MIGHT BE APPLICABLE PURSUANT TO THE INDIANA PROBATE, ESTATES AND FIDUCIARIES CODE ("PROBATE CODE"), AS AMENDED, TO ANY POWER OF ATTORNEY, OR ANY WARRANT OF ATTORNEY TO CONFESS JUDGMENT, GRANTED HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT AND HEREBY DIRECTS THAT ANY POWER OF ATTORNEY, OR ANY WARRANT OF ATTORNEY TO CONFESS JUDGMENT, GRANTED HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT NOT BE CONSTRUED IN ACCORDANCE WITH THE TERMS OF THE PROBATE CODE.

SECTION 8.15 CONSEQUENTIAL DAMAGES. OWNER SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY DAMAGES, CONSEQUENTIAL OR OTHERWISE, THAT MAY BE INCURRED OR ALLEGED BY MONROE OR BY ANY OTHER PERSON OR ENTITY AS A RESULT OF ANY OF THE TRANSACTION DOCUMENTS OR THE EXERCISE OF THE TERMS THEREOF BY OWNER OR THE COLLECTION BY OR ON BEHALF OF THE SUMS DUE THEREUNDER, UNLESS SUCH DAMAGES ARE INCURRED AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF OWNER.

SECTION 8.16 GOVERNING LAW. EXCEPT AS MAY BE SET FORTH IN ANY EXHIBIT OR SCHEDULE ATTACHED TO THIS AGREEMENT, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

SECTION 8.17 JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO, THIS AGREEMENT. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY CLAIM THAT

SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED IN THE PREAMBLE OF THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.

SECTION 8.18 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AT OWNER'S OPTION, MONROE HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF OWNER AND/OR MONROE WITH RESPECT TO THE TRANSACTION DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. MONROE AGREES THAT ANY PARTY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF MONROE IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF OWNER TO ENTER INTO AGREEMENT AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THE PARTIES HERETO SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                                      * * *

      IN WITNESS WHEREOF, Monroe and Owner have caused this Agreement to be executed as of the date first set forth above.

                                   MONROE:

                                   MONROE HOSPITAL, LLC

                                   By:  /s/ Kamal K. Tiwari, M.D.
                                        -------------------------------
                                        Kamal K. Tiwari, M.D.
                                   Its: Manager

                                   OWNER:
                                   MPT OF BLOOMINGTON, LLC
                                   BY:  MPT OPERATING PARTNERSHIP, L.P.
                                   ITS: SOLE MEMBER

                                   By:  /s/ Edward K. Aldag, Jr.
                                        -----------------------------------
                                        Edward K. Aldag, Jr.
                                   Its: President and Chief Executive Officer

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                 [See attached.]

                                    EXHIBIT B

                                     BUDGET

                                 [See attached.]

                                    EXHIBIT C

                             THIRD PARTY AGREEMENTS

1. Development and Pre-Opening Agreement among Monroe and Surgical Development Partners, LLC dated March 8, 2005.

2. Management Services Agreement among Monroe and Surgical Development Partners, LLC dated March 8, 2005.

3. Amended and Restated Architect's Agreement among Monroe and Johnson Johnson Crabtree Architects P.C. dated July 22, 2005.

4. Construction Management Agreement (A121) together with the General Conditions of the Contract for Construction (A201) among Monroe and The Robbins & Morton Group dated June 24, 2005.

5. Subcontract Agreement among The Robins & Morton Group and CDI, Inc. dated June 24, 2005.

6. Subcontract Agreement among The Robins & Morton Group and Smith Neubecker & Associates, Inc. dated June 24, 2005.

7. Subcontract Agreement among The Robins & Morton Group and Ivey Mechanical Company, LLC dated June 24, 2005.

8. Subcontract Agreement among The Robins & Morton Group and Geiger & Peters, Inc. dated June 24, 2005.

9. Subcontract Agreement among The Robins & Morton Group and Enterprise Electric LLC dated June 24, 2005.

10. Subcontract Agreement among The Robins & Morton Group and Crider & Crider dated June 24, 2005.